                                                                  EXHIBIT 99.2

The Chase Manhattan Corporation
270 Park Avenue
New York, NY 10017-2070           NEWS RELEASE

                                                Contact: Kathleen Baum
                                                         (212) 270-5089

                                                For Immediate Release
                                                Monday, April 1, 1996


        New York, April 1 -- The Chase Manhattan Corporation and Chemical Banking Corporation today said that they have completed the merger of their holding companies, effective March 31. The new corporation is called The Chase Manhattan Corporation.

        Commencing with trading today, April 1, following are the new trading symbols for the preferred stock of The Chase Manhattan Corporation.

o 10 1/2% PREFERRED STOCK --- CMBPRA. This previously was called 10 1/2% Preferred Stock, Series G, of The Chase Manhattan Corporation and previously traded under the stock symbol CMBPRG.

o 9.76% PREFERRED STOCK -- CMBPRB. This previously was called 9.76% Preferred Stock, Series H, of The Chase Manhattan Corporation and previously traded under the stock symbol CMBPRH.

o 10.84% PREFERRED STOCK -- CMBPRC. This previously was called 10.84% Preferred Stock, Series I, of The Chase Manhattan Corporation and previously traded under the stock symbol CMBPRI.

o 9.08% PREFERRED STOCK -- CMBPRD. This previously was called 9.08% Preferred Stock, Series J, of The Chase Manhattan Corporation and previously traded under the stock symbol CMBPRJ.

o 8 1/2% PREFERRED STOCK -- CMBPRE. This previously was called 8 1/2% Preferred Stock, Series K, of The Chase Manhattan Corporation and previously traded under the stock symbol CMBPRK.

o 8.32% PREFERRED STOCK -- CMBPRF. This previously was called 8.32% Preferred Stock, Series L, of The Chase Manhattan Corporation and previously traded under the stock symbol CMBPRL.

o 10.96% PREFERRED STOCK -- CMBPRG. This previously was called 10.96% Preferred Stock of Chemical Banking Corporation and previously traded under the stock symbol CHLPRG.

o 8 3/8% PREFERRED STOCK -- CMBPRH. This previously was called 8 3/8% Preferred Stock of Chemical Banking Corporation and previously traded under the stock symbol CHLPRH.

o 7.92% CUMULATIVE PREFERRED STOCK -- CMBPRI. This previously was called 7.92% Cumulative Preferred Stock of Chemical Banking Corporation and previously traded under the stock symbol CHLPRI.

o 7.58% CUMULATIVE PREFERRED STOCK -- CMBPRJ. This previously was called 7.58% Cumulative Preferred Stock of Chemical Banking Corporation and previously traded under the stock symbol CHLPRJ.

o 7.50% CUMULATIVE PREFERRED STOCK -- CMBPRK. This previously was called 7.50% Cumulative Preferred Stock of Chemical Banking Corporation and previously traded under the stock symbol CHLPRK.

o ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK, SERIES L -- CMBPRL. This previously was called Adjustable Rate Cumulative Preferred Stock, Series L, of Chemical Banking Corporation and previously traded under the stock symbol CHLPRL.

o 8.40% PREFERRED STOCK -- CHBPRM. This previously was called 8.40% Preferred Stock, Series M, of The Chase Manhattan Corporation and previously traded under the same stock symbol, CMBPRM.

o ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK, SERIES N -- CMBPRN. This previously was called Adjustable Rate Cumulative Preferred Stock, Series N, of The Chase Manhattan Corporation and traded under the stock symbol, CMBPRN.